As filed with the U.S. Securities and Exchange Commission on February 13, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIRBNB, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3051428
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

888 Brannan Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Airbnb, Inc. 2020 Incentive Award Plan

Airbnb, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Brian Chesky

Chief Executive Officer

Airbnb, Inc.

888 Brannan Street

San Francisco, California 94103

(Name and address of agent for service)

(415) 728-0108

(Telephone number, including area code, of agent for service)

Copies to:

Tad J. Freese

Kathleen M. Wells

Anthony J. Richmond

Richard Kim

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Airbnb, Inc. (the “Registrant”) for the purpose of registering an aggregate of 154,791,224 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), consisting of:

i.

88,444,013 shares of Class A Common Stock that were added on the first day of each year beginning on January 1, 2022 to the number of shares authorized for issuance under the Company’s 2020 Incentive Award Plan (the “2020 Plan”) pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of the Company’s Class A Common Stock authorized for issuance thereunder, of which 31,676,191 shares were added on January 1, 2022, 31,549,166 shares were added on January 1, 2023, 12,751,064 shares were added on January 1, 2024, and 12,467,592 shares were added on January 1, 2025;

ii.

15,166,936 shares of Class A Common Stock that were added on the first day of each year beginning on January 1, 2022 to the number of shares authorized for issuance under the Company’s Employee Stock Purchase Plan (the “ESPP”) pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of the Company’s Class A Common Stock authorized for issuance thereunder, of which 6,335,238 shares were added on January 1, 2022, 6,309,833 shares were added on January 1, 2023, 1,275,106 shares were added on January 1, 2024, and 1,246,759 shares were added on January 1, 2025;

iii.

11,643,567 shares of Class A Common Stock that expired, lapsed or were terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited under the 2020 Plan or the Airbnb, Inc. 2018 Equity Incentive Plan, as amended, the Airbnb, Inc. 2008 Equity Incentive Plan, as amended, and the Hotel Tonight, Inc. 2011 Equity Incentive Plan, as amended (each a “Prior Plan”), and as such again became available for issuance under the 2020 Plan pursuant to its terms; and

iv.

39,536,708 shares of Class A Common Stock tendered or withheld to satisfy any tax withholding obligation with respect to an award under the 2020 Plan or any Prior Plan, and as such again became available for issuance under the 2020 Plan pursuant to its terms.

These additional shares of Class A Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 relating to the same benefit plans was filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2020 (File No. 333-251253).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) The contents of the Registrant’s earlier Registration Statement on Form S-8 relating to the 2020 Plan, previously filed with the SEC on December 10, 2020 (File No. 333-251253).

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 13, 2025.

(c) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December  31, 2023 from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 19, 2024.

(d) The description of the Registrant’s Class  A Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on December 8, 2020 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Date	Number	Filed Herewith

4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-39778	06/07/2024	3.1

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-39778	12/14/2020	3.2

4.3	Form of Class A Common Stock Certificate	S-1	333-250118	11/16/2020	4.2

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

24.1	Power of Attorney (included on signature page of this Form S-8)					X

99.1(a)#	2020 Incentive Award Plan	S-1/A	333-250118	12/01/2020	10.14(a)

99.2(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2020 Incentive Award Plan	S-1	333-250118	11/16/2020	10.14(b)

99.3(c)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2020 Incentive Award Plan	S-1	333-250118	11/16/2020	10.14(c)

99.4#	Employee Stock Purchase Plan	S-1/A	333-250118	12/01/2020	10.15

107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 13, 2025.

Airbnb, Inc.

By:	/s/ Brian Chesky
Brian Chesky
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Chesky, Elinor Mertz and Ronald A. Klain, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in any and all capacities, to sign any and all amendments all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Chesky Brian Chesky	Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2025

/s/ Elinor Mertz Elinor Mertz	Chief Financial Officer (Principal Financial Officer)	February 13, 2025

/s/ David Bernstein David Bernstein	Chief Accounting Officer (Principal Accounting Officer)	February 13, 2025

/s/ Angela Ahrendts Angela Ahrendts	Director	February 13, 2025

/s/ Amrita Ahuja	Director	February 13, 2025
Amrita Ahuja

/s/ Nathan Blecharczyk	Director	February 13, 2025
Nathan Blecharczyk

/s/ Kenneth Chenault Kenneth Chenault	Director	February 13, 2025

/s/ Joseph Gebbia Joseph Gebbia	Director	February 13, 2025

/s/ Jeffrey Jordan Jeffrey Jordan	Director	February 13, 2025

/s/ Alfred Lin Alfred Lin	Director	February 13, 2025

/s/ James Manyika James Manyika	Director	February 13, 2025